Following is information about the computation of the earnings per share (EPS) data for the quarter ended June 30, 2001 and 2000:

                                                 For the Quarter Ended June 30, 2001
                                                -------------------------------------
                                                  Income        Shares      Per-Share
                                                (Numerator)  (Denominator)    Amount
                                                -------------------------------------
Basic EPS
Income available to common stockholders .....    $971,751      4,529,077    $   0.22
                                                                            ========

Effect of Diluted Securities - None

Diluted EPS
Income available to common stockholders
    plus assumed conversions ................    $971,751      4,529,077    $   0.22
                                                 ===================================

                                                 For the Quarter Ended June 30, 2000
                                                -------------------------------------
                                                  Income        Shares      Per-Share
                                                (Numerator)  (Denominator)   Amount
                                                -------------------------------------
Basic EPS
Income available to common stockholders .....    $ 217,919    4,535,377     $   0.05
                                                                            ========

Effect of Diluted Securities - None

Diluted EPS
Income available to common stockholders
    plus assumed conversions ................    $ 217,919    4,535,377     $   0.05
                                                 ===================================

Following is information about the computation of the earnings per share (EPS) data for the first 6 months ended June 30, 2001 and 2000:

                                                            For the 6 months
                                                          Ended June 30, 2001
                                                 ------------------------------------
                                                   Income       Shares     Per-Share
                                                 (Numerator) (Denominator)  Amount
                                                 ------------------------------------
Basic EPS
Income available to common stockholders .....    $1,074,044    4,529,558   $   0.24
                                                                           ========
Effect of Diluted Securities  - None

Diluted EPS
Income available to common stockholders
    plus assumed conversions ................    $1,074,044    4,529,558   $   0.24
                                                 ==================================

                                                            For the 6 months
                                                          Ended June 30, 2000
                                                 ------------------------------------
                                                   Income       Shares     Per-Share
                                                 (Numerator) (Denominator)  Amount
                                                 ------------------------------------
Basic EPS
Income available to common stockholders .....    $  558,263    4,545,643   $   0.12
                                                                           =========
Effect of Diluted Securities  - None

Diluted EPS
Income available to common stockholders
    plus assumed conversions ................    $  558,263    4,545,643   $   0.12
                                                 ==================================